Exhibit 23.4

Consent of Independent Auditor

We consent to the use in the Pre-Effective Amendment No.1 to this Registration Statement (No. 333-148049) on Form S-1 of Aspect Global Diversified Fund LP of our report dated February 28, 2007 relating to our audit of the statement of financial condition of Steben & Company, Inc. as of December 31, 2006 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/  McGladrey & Pullen, LLP

Chicago, Illinois
February 14, 2008